UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2012 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 12, 2012, the California Public Utilities Commission (“CPUC”) issued an order instituting a formal investigation (“OII”) to determine whether Pacific Gas and Electric Company (“Utility”) violated any provisions of the California Public Utilities Code, the CPUC’s general orders,  or decisions, statutes, resolutions, directives, requirements (including federal gas safety requirements), or applicable industry safety standards, in connection with the rupture of a natural gas transmission pipeline, and the ensuing explosion and fire, that occurred  in San Bruno, California on September 9, 2010 (the “San Bruno accident”).  In the OII, the CPUC cited the findings and allegations made by the CPUC’s Consumer Protection and Safety Division (“CPSD”) in its investigative report released on January 12, 2012.  In its report, the CPSD alleges that the San Bruno accident was caused by the Utility’s failure to follow accepted industry practice when installing the section of pipe that failed, the Utility’s failure to comply with federal pipeline integrity management requirements, the Utility’s inadequate record keeping practices, deficiencies in the Utility’s data collection and reporting system (known as Supervisory Control and Data Acquisition, or SCADA), inadequate procedures to handle emergencies and abnormal conditions, the Utility’s deficient emergency response actions after the incident, and a systemic failure of the Utility’s corporate culture that emphasized profits over safety.  (The CPSD report is available on the CPUC’s website at www.cpuc.ca.gov.)

The OII states that the investigation will not be solely limited to the events that took place on September 9, 2010, but shall include all past operations, practices and other events or courses of conduct that could have led to or contributed to the San Bruno explosion and fire.  The CPUC noted that the CPSD’s investigation is ongoing and that the CPSD could raise additional concerns that it could request the CPUC to consider.  The OII states that the scope of the proceeding also will include the Utility’s compliance with CPUC orders and resolutions issued since the date of the San Bruno accident.

If the CPUC finds that the Utility violated applicable law, the CPUC may impose penalties on the Utility. In the OII, the CPUC stated that it is prepared to impose very significant fines if the evidence adduced at hearing establishes that the Utility’s policies and practices contributed to the loss of life, injuries, or loss of property resulting from the San Bruno accident.  The CPUC also noted that it appears, based on the CPSD’s allegations, that the Utility’s violations of safety law and standards may have occurred over long periods of time and that if the CPUC finds this allegation to be supported by the evidence, the CPUC will consider ordering daily fines for the full duration of any such violations, even if this encompasses a lengthy period of time. The CPUC also stated that if it finds that the Utility’s maintenance or operations practices were unsafe, unreasonable, improper, or insufficient, it may consider ordering the Utility to change or improve its maintenance, operations, or construction standards for gas pipelines, in order to ensure system-wide safety and reliability.

The CPSD report also discusses the findings of an independent consulting firm engaged by the CPUC to conduct an audit of the Utility’s natural gas transmission and storage expenditures from 1996 to 2010.  The CPSD report stated that the purpose of the audit was to determine whether the amounts that the CPUC authorized for gas pipeline safety investments were actually spent on safety investments. (The consultant’s December 30, 2011 audit report also was posted on the CPUC’s website on January 12, 2012.)   The CPSD makes various recommendations based on its allegations and the findings in the consultant’s audit report.  The CPSD alleges that since 1997 the Utility failed to spend $39,257,000 in previously authorized rate recovery for pipeline transmission operations and maintenance and that it should use this amount to fund future pipeline transmission operations and maintenance.  The CPSD also recommends that the Utility should use $95,372,000, the amount of previously authorized ratepayer funds that the CPSD alleges the Utility underspent for gas transmission and storage capital expenditures since 1997, to fund future gas transmission and storage capital expenditures.  The CPSD also alleges that the Utility collected $429,841,000 in revenue since 1999 that is above and beyond what it required to earn its authorized return on equity (“ROE”) and that the Utility should use this amount to fund future gas transmission and storage operations.

The CPSD also recommends that the Utility’s budgeting strategy “expressly ensure that safety is a higher priority than shareholder returns and be designed to implement that priority, which may include reinvesting operational savings into infrastructure improvements” and that the Utility “should target retained earnings towards safety improvements before providing dividends, especially if the Utility’s ROE exceeds the level set in a GRC [general rate case].”

In the OII, the CPUC stated that it may consider ordering the Utility to implement the CPSD’s recommendations.  In addition, the CPUC stated that it will decide in a separate proceeding whether the Utility’s ratepayers or shareholders, or both, will pay for the Utility’s cost of testing, pipe replacement, or other costs, noting that some costs may stem from the San Bruno pipe rupture or from recordkeeping deficiencies, both of which could be significant. The Utility has previously estimated that it will incur material costs related to its natural gas operations in 2011, 2012, and 2013 that it will not recover through rates.  If the CPUC ordered the Utility to implement the CPSD’s operational and financial recommendations or issued an order in a separate proceeding to require the Utility to bear certain costs, the actual costs that the Utility incurs to comply with such orders could materially exceed previously estimated costs.  In addition, the imposition of very significant fines would have a material adverse effect on PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows.

A prehearing conference will be held in the future before a CPUC administrative law judge to establish a schedule in the OII proceeding, including the date of an evidentiary hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: January 13, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 13, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary